Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 9, 2015, relating to the consolidated financial statements and financial statement schedules of Silicon Graphics International Corp. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended June 26, 2015.

/s/ DELOITTE & TOUCHE LLP

February 26, 2016